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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Pioneer Natural Resources Company ("Pioneer") and Pioneer Natural Resources USA, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements of Pioneer included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP



Dallas, Texas
April 25, 2002